Exhibit 10.28

EXECUTION VERSION

OPTION CANCELLATION AGREEMENT

THIS OPTION CANCELLATION AGREEMENT (this “Agreement”) is made and entered into this 22nd day of November, 2023 (the “Effective Date”), by and between BrightSpring Health Services, Inc., a Delaware corporation (the “Company”), Jon B. Rousseau (“JBR”), and The Margaret Rousseau Children Trust (the “Children Trust”, and together with JBR, the “Equityholders”, and each an “Equityholder”). The Equityholders and the Company are collectively referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, JBR was previously granted Options (as defined in the Amended and Restated Phoenix Parent Holdings Inc. 2017 Stock Incentive Plan (as may be amended and/or restated from time to time, the “Plan”)) pursuant to the (a) Plan and (b) option grant notice and option agreement thereunder, dated October 16, 2019, by and between the Company and JBR (such option grant notice and option agreement together, and as may be amended and/or restated from time to time, the “Option Agreement”); and

WHEREAS, prior to the date hereof, in connection with JBR’s estate planning, JBR transferred certain Options to Margaret Rousseau who then transferred and assigned 60,300 of such Options to the Children Trust; and

WHEREAS, the Company and the Equityholders desire to set forth in this Agreement the terms, provisions, and conditions of the cancellation of a portion of each Equityholder’s Options in exchange for a cash payment.

NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein and for other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1.    Option Cancellation Payment. As of the Effective Date, 109,566 of the Options granted to JBR pursuant to the Option Agreement are vested (the “Vested Options”), and 60,300 of the Vested Options have been transferred and assigned to the Children Trust, and 133,914 of the Options granted to JBR pursuant to the Option Agreement are unvested (the “Unvested Options”). The Company and the Equityholders agree that effective as of the Effective Date, 26,250 of the Vested Options held by the Children Trust and 13,750 of the Vested Options held by JBR (collectively, the “Cancelled Options”) will be cancelled in exchange for the right of the Equityholders to receive from the Company (or its applicable subsidiary) the respective lump-sum cash pre-tax payment provided below (in the aggregate, the “Option Cancellation Payments”), which is to be paid to the Children Trust within ten (10) days following the date hereof to an account designated in writing by JBR, and to JBR on the first normally occurring Company payroll cycle on or after the date hereof, in each case by wire transfer of immediately available funds. For the avoidance of doubt, effective as of immediately following the cancellation of the Cancelled Options on the Effective Date, 69,566 of the Vested Options and all of the Unvested Options will remain outstanding in accordance with the terms of the Option Agreement.

Equityholder	Option Cancellation Payment
The Children Trust	$6,562,500
JBR	$3,437,500

2.    Additional Consideration. Notwithstanding anything herein to the contrary, to the extent an Initial Public Offering (as defined in that certain Management Stockholders’ Agreement dated as of December 7, 2017 by and among the Company and the other parties thereto, as may be amended from time to time) of the Company occurs within 6 months following the Effective Date and the per share price sold by the Company to institutional investors in connection with such Initial Public Offering is higher than $350, the Company shall pay to each Equityholder, as additional consideration for the respective Cancelled Options, an amount equal to the product of any increase over and above $350 per share of the Company multiplied by 40,000, to be paid to the Children Trust within ten (10) days following the consummation of the Initial Public Offering to an account designated in writing by JBR, and to JBR on the first normally occurring Company payroll cycle on or after the consummation of the Initial Public Offering, in each case by wire transfer of immediately available funds. For the avoidance of doubt, the per share price to be calculated pursuant to this Section 2 and the payments to be made in connection herewith, if applicable, shall be made based upon the capitalization and share and option count of the Company after any proportionate adjustments necessary to be equal to the fully-diluted capitalization and share and option count of the Company as of the date hereof.

3.    Full Settlement. Each Equityholder acknowledges and agrees that, upon the delivery of the Option Cancellation Payments, the Company shall have satisfied all obligations it may have to the Equityholders in respect of the Cancelled Options and, except as provided in Section 2 hereof, the Equityholders will be entitled to no other or further compensation, remuneration, payments, or benefits of any kind in connection with the Cancelled Options.

4.    Miscellaneous.

(a)    Further Assurances. Each Equityholder agrees to execute and/or cause to be delivered to the Company such instruments and other documents, and shall take such other actions, as the Company may reasonably request for the purpose of carrying out or evidencing the cancellation of the Cancelled Options.

(b)    Acknowledgement. Each Equityholder hereby acknowledges and represents that (i) the Equityholder has carefully read the provisions of this Agreement and the Equityholder is voluntarily executing this Agreement, (ii) the respective Cancelled Options are owned beneficially and of record by the Equityholder free and clear of any and all liens and encumbrances, (iii) the Equityholder has the full power and authority to enter into this Agreement, and (iv) this Agreement will constitute the Equityholder’s valid and binding obligation, enforceable in accordance with its terms.

(c)    Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the Parties, as applicable.

(d)    Waiver and Amendments. Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the Parties. No waiver by any Party of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that such waiver is to be construed as a continuing waiver.

(e)    Withholding. The Company (or its applicable subsidiary) shall have the right and is hereby authorized to withhold from the Option Cancellation Payments the amount of any required withholding or any other applicable taxes in respect of such payment and to take such other action as may be necessary in the opinion of the Company (or its applicable subsidiary) to satisfy all obligations for the payment of such withholding or any other applicable taxes.

(f)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Agreement to the contrary, if any suit or claim is instituted by any Party relating to this Agreement, each Equityholder submits to the exclusive jurisdiction of and venue in the courts of the State of Delaware.

(g)    Entire Agreement; Severability. This Agreement together with the documents referred to herein or delivered pursuant hereto contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings of the Parties with respect to such subject matter. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the legality or validity of the remaining terms.

(h)    Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Pages Follow]

BRIGHTSPRING HEALTH SERVICES, INC.

/s/ Jennifer Phipps 11/22/23
By:	Jennifer Phipps
Title:	Chief Accounting Officer

[Signature Page to Option Cancellation Agreement]

EQUITYHOLDERS:

/s/ Jon Rousseau 11/22/23
Jon B. Rousseau

THE MARGARET ROUSSEAU CHILDREN TRUST

/s/ Jon Rousseau 11/22/23
By:	Jon B. Rousseau
Title:	Trustee

[Signature Page to Option Cancellation Agreement]